Exhibit 10.4

PROFITS INTEREST UNIT

GRANT NOTICE

American Campus Communities, Inc. (the “Company”), pursuant to its 2004 Incentive Award Plan (the “Plan”), hereby grants to Holder the number of Profits Interest Units (or “PIUs”) set forth below. The PIUs are subject to all of the terms and conditions as set forth herein and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Grant Notice, the Plan shall govern and control.

Holder:	__________________________

Date of Grant:	__________________________

Number of PIUs:	__________________________

Vesting Schedule:	The PIUs shall vest in accordance with the following schedule, subject to Holder’s continued employment or service with the Company or its Affiliates, as applicable:

[INSERT VESTING SCHEDULE]

Confidentiality and
Noncompetition Agreement:	As an express condition of the grant of PIUs hereunder, Holder shall execute, and be subject to and bound by the provisions of, a Confidentiality and Noncompetition Agreement (the “Confidentiality and Noncompetition Agreement”), in the form attached hereto as Exhibit A. In the event that Holder breaches any provision of the Confidentiality and Noncompetition Agreement, all PIUs granted hereunder shall immediately terminate (whether or not vested), and Holder shall have no further rights with respect thereto.

Registration Rights Agreement:	Holder shall be entitled to certain registration rights, with terms substantially similar to those set forth on Exhibit B hereto, with respect to the Shares of Stock received by Holder upon a conversion of the PIUs into Units and the subsequent exchange of Units for Shares in accordance with the terms of the Partnership Agreement (the “Partnership Agreement”) of American Campus Communities Operating Partnership, LP (the “Partnership”).

Additional Terms:

•      As a condition of the grant of PIUs hereunder, if Holder has not previously executed a copy of the Partnership Agreement, Holder shall be required to execute a copy of the Partnership Agreement and to be bound by the terms and conditions contained therein.

• Distributions on the PIUs shall be paid currently to Holder in accordance with the terms of the Partnership Agreement.

•      So long as Holder holds any PIUs, Holder shall disclose to the Partnership such information as may reasonably be requested with respect to ownership of the PIUs as the Partnership may deem reasonably necessary to ascertain and establish compliance with the provisions of the Code applicable to the Partnership.

• This Grant Notice does not confer upon Holder any right to continue as an employee or service provider of the Company or its Affiliates.

• This Grant Notice shall be construed and interpreted in accordance with the laws of the State of Texas, without regard to the principles of conflicts of law thereof.

THE UNDERSIGNED HOLDER ACKNOWLEDGES RECEIPT OF THIS GRANT NOTICE AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF PROFITS INTEREST UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS THIS GRANT NOTICE AND THE PLAN.

AMERICAN CAMPUS COMMUNITIES, INC.		HOLDER

By:		Signature
	Signature	Date:

Title:
Date:

EXHIBIT A

CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

As a condition of my receiving the PIUs granted pursuant to the Grant Notice to which this Agreement is attached, I agree to the following:

Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Grant Notice or the Plan.

Article I. Confidential Information. I acknowledge that, during the course of my employment or service, I will have access to information about American Campus Communities, Inc. (the “Company”) and that my employment or service with the Company or its shall bring me into close contact with confidential and proprietary information of the Company. In recognition of the foregoing, I agree, at all times during the term of my employment or service with the Company and thereafter, to hold in confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm, corporation or other entity without written authorization of the Company, any Confidential Information of the Company which I obtain or create. I further agree not to make copies of such Confidential Information except as authorized by the Company. I understand that “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, suppliers, customer lists and customers (including, but not limited to, customers of the Company on whom I call or with whom I become acquainted during the term of my employment), prices and costs, markets, software, developments, inventions, protocols, interfaces, laboratory notebooks, processes, formulas, technology, designs, drawings, engineering materials, hardware configuration information, marketing data, licenses, finances, budgets or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment or created by me during the period of my employment or service (the “Employment Period”). I understand that Confidential Information includes, but is not limited to, information pertaining to any aspect of the Company’s business which is either information not known by actual or potential competitors of the Company or is confidential or proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise. Notwithstanding the foregoing, Confidential Information shall not include (i) any of the foregoing items which have become publicly and widely known through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved; or (ii) any information that I am required to disclose to, or by, any governmental or judicial authority; provided, however, that in such event I will give the Company prompt written notice thereof so that the Company may seek an appropriate protective order and/or waive in writing compliance with the confidentiality provisions of this Agreement. For purposes of this paragraph 1, the term “Company” shall be deemed to include the Company’s Affiliates.

Article II. Inventions. I agree that I will, without additional compensation, promptly make full written disclosure to Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title and interest throughout the world in and to any and all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets, whether or not patentable or registerable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice during the Employment Period whether or not during regular working hours, provided they either (i) relate at the time of conception or development to the actual or demonstrably proposed business or research and development activities of the Company or its Affiliates; (ii) result from or relate to any work performed for the Company or its Affiliates; or (iii) are developed through the use of Confidential Information and/or Company resources or in consultation with personnel of the Company or its Affiliates (collectively referred to as “Inventions”). I further acknowledge that all Inventions which are made by me (solely or jointly with others) are “works made for hire” (to the greatest extent permitted by applicable law) for which I am, in part, compensated by my salary, unless regulated otherwise by law but that, in the event any such Invention is deemed not to be a work made for hire, I hereby assign all rights in such Invention to the Company. I agree to assist the Company, or its designee, at the Company’s expense, in every way to secure the Company’s rights in the Inventions and any copyrights, patents, trademarks, service marks, database rights, domain names, mask work rights, moral rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments which the Company shall deem necessary in order to apply for, obtain, maintain and transfer such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title and interest in and to such Inventions, and any intellectual property or other proprietary rights relating thereto.

Article III. Restrictions on Competing. During the Employment Period and for a period of twelve (12) months after the date of the termination of my employment or service for any reason (the “Restricted Period”), I shall not, directly or indirectly, individually or on behalf of any person, company, enterprise or entity, or as a sole proprietor, partner, stockholder, director, officer, principal, agent, executive, or in any other capacity or relationship, engage in any business or employment, or aid or endeavor to assist any person, business, enterprise or legal entity (other than the Company), which is engaged in any capacity in a business, anywhere within the United States, which is materially competitive with the Company (a “Competitor”). I, however, may accept employment with a Competitor whose business is diversified, provided, that (i) I will not, directly or indirectly, render services or assistance to any division or part of the Competitor that is in any way engaged in business materially competitive with the Company; and (ii) the Company shall receive, prior to me rendering services to or assisting such Competitor, written assurances deemed satisfactory by the Company from me and the Competitor that I will not, directly or indirectly, render services or assistance to any part of the Competitor that is in any way engaged in business which is materially competitive with the Company. For purposes of this paragraph 3, the term “Company” shall be deemed to include the Company’s Affiliates.

Article IV. Solicitation of Employees and Clients. During the Restricted Period, I shall not, without the prior written consent of the Company, directly or indirectly, either individually or on behalf of or through any other person, business, enterprise or entity (other than the Company), (i) solicit or induce, or in any manner attempt to solicit or induce, any person employed by, an agent of, or a service provider to, the Company to terminate such person’s employment, agency or service, as the case may be, with the Company; or (ii) divert, or attempt to divert, any person, concern, or entity from doing business with the Company, or attempt to induce any such person, concern or entity to cease being a customer or supplier of the Company (persons, concerns and entities doing business with the Company referred to collectively herein as “Clients”). For purposes of this paragraph 4, the term “Company” shall be deemed to include the Company’s Affiliates.

Article V. Reasonableness of Restrictions. I acknowledge and recognize the highly competitive nature of the Company’s business, that access to Confidential Information renders me special and unique within the Company’s industry, and that I will have the opportunity to develop substantial relationships with existing and prospective customers, clients, suppliers, consultants and contractors, investors and strategic partners of the Company during the course of and as a result of my employment with the Company. I also acknowledge that the business of the Company is or may be conducted throughout the United States and that its Clients are or may be located throughout the United States and that a business competitive with the Company may be carried on anywhere within the United States. In light of the foregoing, I recognize and acknowledge that the restrictions and limitations set forth in this Agreement are reasonable and valid in geographical and temporal scope and in all other respects, and are essential to protect the value of the Company’s business and assets. I further acknowledge that the restrictions and limitations set forth in this Agreement will not materially interfere with my ability to earn a living following the termination of my employment with the Company and that my ability to earn a livelihood without violating such restrictions is a material condition to my employment with the Company.

Article VI. Independence; Severability; Blue Pencil. Each of the rights enumerated in this Agreement shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company at law or in equity. If any of the provisions of this Agreement or any part of any of them is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of this Agreement, which shall be given full effect without regard to the invalid portions. If any of the covenants contained herein are held to be invalid or unenforceable because of the duration of such provisions or the area or scope covered thereby, I agree that the court making such determination shall have the power to reduce the duration, scope and/or area of such provision to the maximum and/or broadest duration, scope and/or area permissible by law and in its reduced form said provision shall then be enforceable.

Article VII. Injunctive Relief. I expressly acknowledge that any breach or threatened breach of any of the terms and/or conditions set forth in this Agreement may result in substantial, continuing and irreparable injury to the Company. Therefore, I hereby agree that, in addition to any other remedy that may be available to the Company, the Company shall be entitled to injunctive relief, specific performance or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of this Agreement without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach. Notwithstanding any other provision to the contrary, I acknowledge and agree that the Restricted Period shall be tolled during any period of violation of any of the covenants in Sections 3 or 4 hereof and during any other period required for litigation during which the Company seeks to enforce such covenants against me if it is ultimately determined that I was in breach of such covenants.

Article VIII. General Provisions.

Section 8.01 Governing Law and Jurisdiction. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas, without giving effect to the principles of conflict of laws.

Section 8.02 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us; provided, however, I acknowledge and agree that if I am subject to the terms of an existing agreement which contains noncompetition and other similar restrictive covenants, I expressly acknowledge that this Agreement and the covenants contained herein are in addition to, and not in lieu of, the covenants contained in such other agreements, and that to the extent there is any inconsistency between this Agreement and any other agreement as to a particular covenant, the covenant which contains the greatest protection for the Company any its Affiliates shall govern and control. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, obligations, rights or compensation will not affect the validity or scope of this Agreement.

Section 8.03 No Right of Continued Employment or Service. I acknowledge and agree that nothing contained herein shall be construed as granting me any right to continued employment or service by the Company or its Affiliates, and the right of the Company or an Affiliate to terminate my employment at any time and for any reason, with or without cause, is specifically reserved.

Section 8.04 Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

Section 8.05 Survival. The provisions of this Agreement shall survive the termination of my relationship with the Company and/or the assignment of this Agreement by the Company to any successor in interest or other assignee.

*         *         *

I,                         , have executed this Confidentiality and Noncompetition Agreement on the respective date set forth below:

Date:
(Signature)

(Type/Print Name)

EXHIBIT B

REGISTRATION RIGHTS

ARTICLE I

DEFINITIONS

The following terms and phrases shall, for purposes of this Agreement, have the meanings set forth below:

“Blackout Termination Right” shall have the meaning set forth in Section 5.3(b).

“Business Day” means any day on which the New York Stock Exchange is open for trading.

“Common Stock” means the common stock, par value $.01 per share, of the Company.

“Company” means American Campus Communities, Inc., a Maryland corporation.

“Company Offering” shall have the meaning set forth in Section 3.1(b).

“Eligible Securities” means all or any portion of the shares of Common Stock acquired by the Investors upon their exchange of limited partner interests in the Operating Partnership for shares of Common Stock pursuant to the Operating Partnership Agreement.

As to any proposed offer or sale of Eligible Securities, such securities shall cease to be Eligible Securities with respect to such proposed offer or sale when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities are permitted to be distributed pursuant to Rule 144(k) (or any successor provision to such Rule) under the Securities Act to be confirmed in a written opinion of counsel to the Company addressed to the Investors, or (iii) such securities shall have been otherwise transferred pursuant to an applicable exemption under the Securities Act, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and such securities shall be freely transferable to the public without registration under the Securities Act.

“Information Blackout” shall have the meaning set forth in Section 5.3(a).

“Investors” means the PIU Holders (as defined in the Operating Partnership Agreement).

“IPO” shall have the meaning set forth in Section 2.1.

“Operating Partnership” means American Campus Communities Operating Partnership LP, a Maryland limited partnership.

“Operating Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated August     , 2004.

“Other Investors” shall have the meaning set forth in Section 3.2.

“Other Securities” shall have the meaning set forth in Section 4.1.

“Person” means an individual, a partnership (general or limited), corporation, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

“Permitted Transferee” means any Person that received any Eligible Securities from an Investor pursuant to, and in accordance with, the Operating Partnership Agreement.

“Registration Expenses” means all of the expenses incident to the Company’s performance of or compliance with the registration requirements set forth herein, including, without limitation, the following: (i) the fees, disbursements and expenses of the Company’s counsel(s) (United States and foreign), accountants and experts in connection with the registration of Eligible Securities to be disposed of under the Securities Act; (ii) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to the underwriters and dealers; (iii) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s) and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of Eligible Securities to be disposed of; (iv) all expenses in connection with the qualification of Eligible Securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys; (v) the filing fees incident to securing any required review by the NASD, Inc. of the terms of the sale of Eligible Securities to be disposed of; and (vi) fees and expenses incurred in connection with the listing of Eligible Securities on each securities exchange on which securities of the same class are then listed; provided, however, that Registration Expenses with respect to any registration pursuant hereto shall not include underwriting discounts or commissions attributable to Eligible Securities, SEC or blue sky registration fees attributable to Eligible Securities or transfer taxes applicable to Eligible Securities.

“Sales Blackout Period” shall have the meaning set forth in Section 5.3(a).

“SEC” means the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

“Selling Investors” shall have the meaning set forth in Section 3.2.

ARTICLE II

EFFECTIVENESS OF REGISTRATION RIGHTS

2.1. Effectiveness of Registration Rights. The registration rights contained herein shall become effective immediately, provided, however, that the Company’s obligation to file a registration statement under the Securities Act and the exercise of any registration rights granted pursuant to Articles 3 and 4 hereof, with respect to any Eligible Securities, prior to fourteen (14) months of the date of the prospectus to be used by the Company in its initial public offering of shares of Common Stock (the “IPO”) shall be subject to the Investors first having received written consent from the Company, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. to the waiver of the restrictions on transfer of the Common Stock held by the Investors under the terms of the letter agreements restricting such transfers, to be entered into by the Investors and the underwriters in connection with the IPO.

ARTICLE III

DEMAND REGISTRATION RIGHTS

3.1. Notice and Registration. Upon written notice from an Investor or Investors owning Eligible Securities requesting that the Company effect the registration under the Securities Act of all or part of the Eligible Securities held by such Investors, which notice shall specify the intended method or methods of disposition of such Eligible Securities, the Company will use its reasonable efforts to effect the registration, under the Securities Act, of such Eligible Securities for disposition in accordance with the intended method or methods of disposition stated in such request, provided that:

(a) if the Company shall have previously effected a registration with respect to Eligible Securities pursuant to Article 4 hereof, the Company shall not be required to effect a registration pursuant to this Article 3 until the later of (i) the date six months from the effective date of the most recent such previous registration or (ii) the date agreed to by and between the Company and the underwriters in connection with such previous registration;

(b) if, upon receipt of a registration request pursuant to this Article 3, the Company is advised in writing (with a copy to the Selling Investors (as defined below)) by an independent investment banking firm selected by the Company to act as lead underwriter in connection with a public offering of securities by the Company that, in such firm’s opinion, a registration at the time and on the terms requested would materially adversely affect such public offering of securities by the Company (other than an offering in connection with employee benefit and similar plans) (a “Company Offering”) that had been contemplated by the Company prior to the notice by the Investors who initially requested registration, the Company shall not be required to effect a registration pursuant to this Article 3 until the earliest of (i) three months after the completion of such Company Offering or (ii) promptly after abandonment of such Company Offering; provided, however, notwithstanding the foregoing, Company shall not be required to effect a registration pursuant to this Article 3 until the termination of any “black out” period required by the underwriters to be applicable to the Selling Investors in connection with such Company Offering and agreed to in writing by the Selling Investors;

(c) if, while a registration request is pending pursuant to Article 3, the Company determines in the good faith judgment of the Board of Directors of the Company, with the advice of counsel, that the filing of a registration statement or the declaration of effectiveness would require the disclosure of non-public material information the disclosure of which would have a material adverse effect on the Company or would otherwise adversely affect a material financing, acquisition, disposition, merger or other comparable transaction, the Company shall deliver a certificate to such effect signed by its President or the Chief Financial Officer to the Selling Investors and the Company shall not be required to effect a registration pursuant to this Article 3 until the later of (i) the date upon which such material information is disclosed to the public or ceases to be material or (ii) 60 days after the Company makes such good faith determination; and

(d) the Company shall not be required to effect more than one registration pursuant to this Article 3 in any 12-month period. No registration of Eligible Securities under this Article 3 shall relieve the Company of its obligation (if any) to effect registrations of Eligible Securities pursuant to Article 4.

3.2. Other Investor Shares. Upon receipt of the written notice from Investors requesting registration under Section 3.1, the Company shall give written notice to each of the other Investors (the “Other Investors”). Within five (5) Business Days after receipt of such notice by any Other Investor, such Other Investor may request in writing that Eligible Securities be included in such registration and, subject to Section 3.1 hereof, the Company shall include in such registration the Eligible Securities of any such Other Investor requested to be so included. Each such request by such Other Investor shall specify the number of shares of Eligible Securities proposed to be sold and the intended method of distribution thereof. The Investor or Investors who initially requested registration pursuant to Section 3.1 and each Other Investor who elects to participate in such offering pursuant to this Section 3.2 are herein referred to as the “Selling Investors.”

3.3. Registration Expenses. With respect to any registration of Eligible Securities requested pursuant to this Article 3 in an amount in excess of $             and any registration arising from an exercise of a Blackout Termination Right (as defined below), the Company shall pay all Registration Expenses; otherwise, the Selling Investors shall pay all Registration Expenses.

ARTICLE IV

PIGGY-BACK REGISTRATION

4.1. Notice and Registration. If the Company proposes to register any shares of Common Stock or other securities issued by it having terms substantially similar to Eligible

Securities (“Other Securities”) for public sale under the Securities Act (whether proposed to be offered for sale by the Company or by any other Person) on a form and in a manner which would permit registration of Eligible Securities for sale to the public under the Securities Act, it will give prompt written notice to Investors of its intention to do so, which notice the Investors shall keep confidential, and upon the written request of Investors delivered to the Company within five (5) Business Days after the giving of any such notice (which request shall specify the number of Eligible Securities intended to be disposed of by Investors and the intended method of disposition thereof) the Company will use its reasonable efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all Eligible Securities which the Company has been so requested to register by the Selling Investors, to the extent required to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of Eligible Securities so to be registered, provided that:

(a) if, at any time after giving such written notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register the Other Securities, the Company may, at its election, give written notice of such determination to Investors and thereupon the Company shall be relieved of its obligation to register such Eligible Securities in connection with the registration of such Other Securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 4.2), without prejudice, however, to the rights (if any) of Investors immediately to request that such registration be effected as a registration under Article 3;

(b) the Company will not be required to effect any registration pursuant to this Article 4 if the Company shall have been advised in writing (with a copy to the Selling Investors) by an independent investment banking firm selected by the Company to act as lead underwriter in connection with the public offering of securities by the Company that, in such firm’s opinion, such registration at that time would materially and adversely affect the Company’s own scheduled offering, provided, however, that if an offering of some but not all of the shares requested to be registered by the Investors would not materially and adversely affect the Company’s offering, as determined by such lead underwriter, the aggregate number of shares requested to be included in such offering by the Selling Investors shall be reduced accordingly and on a pro rata basis according to the total number of shares of Common Stock owned by such Investors on the day the Company first delivered its notice to the other Investors of its proposed offering; and

(c) the Company shall not be required to effect any registration of Eligible Securities under this Article 4 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock options or other employee benefit plans.

No registration of Eligible Securities effected under this Article 4 shall relieve the Company of its obligation (if any) to effect registrations of Eligible Securities pursuant to Article 3.

4.2. Registration Expenses. The Company (as between the Company and the Selling Investors) shall be responsible for the payment of all Registration Expenses in connection with any registration pursuant to this Article 4.

ARTICLE V

REGISTRATION PROCEDURES

5.1. Registration and Qualification. If and whenever the Company is required to use its reasonable efforts to effect the registration of any Eligible Securities under the Securities Act as provided in Articles 3 or 4, the Company will as promptly as is practicable:

(a) prepare, file and use its reasonable efforts to cause to become effective a registration statement under the Securities Act regarding the Eligible Securities to be offered;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Eligible Securities until the earlier of such time as all of such Eligible Securities have been disposed of in accordance with the intended methods of disposition by the Selling Investors set forth in such registration statement or the expiration of twelve months after such Registration Statement becomes effective;

(c) furnish to the Selling Investors and to any underwriter of such Eligible Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents as the Selling Investors or such underwriter may reasonably request;

(d) use its reasonable efforts to register or qualify all Eligible Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Selling Investors or any underwriter of such Eligible Securities shall reasonably request, and do any and all other acts and things which may be reasonably requested by the Selling Investors or any underwriter to consummate the disposition in such jurisdictions of the Eligible Securities covered by such registration statement, except the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any jurisdiction where it is not then subject to taxation, or to consent to general service of process in any jurisdiction where it is not then subject to service of process;

(e) use its reasonable efforts to list the Eligible Securities on each national securities exchange on which the Common Stock is then listed, if the listing of such securities is then permitted under the rules of such exchange;

(f) (i) furnish to the Selling Investors, an opinion of counsel for the Company, addressed to them, dated the date of the closing under the underwriting agreement, and (ii) use its reasonable efforts to furnish to the Selling Investors, addressed to them, a “comfort letter” signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, addressed to them, each such document covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Selling Investors may reasonably request; and

(g) promptly notify the Selling Investors at any time when a prospectus relating to a registration pursuant to Article 3 or 4 hereof is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of the Selling Investors prepare and furnish to the Selling Investors as many copies of a supplement to or an amendment of such prospectus as the Selling Investors reasonably request so that, as thereafter delivered to the purchasers of such Eligible Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The Company may require the Selling Investors to furnish the Company such information regarding the Selling Investors and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection with any registration, and each Selling Investor shall promptly notify the Company of the distribution of such securities.

5.2. Underwriting. (a) If requested by the underwriters for any underwritten offering of Eligible Securities pursuant to a registration requested hereunder, the Company will enter into and perform its obligations under an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Article 7 hereof and the provision of opinions of counsel and accountants’ letters to the effect and to the extent provided in Section 5.1(f). The holders of Eligible Securities on whose behalf Eligible Securities are to be distributed by such underwriters shall, if requested by such underwriters, be parties to any such underwriting agreement. Notwithstanding the foregoing, any Selling Investor may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such Eligible Securities in connection with such registration.

(b) In the event that any registration pursuant to Article 4 hereof shall involve, in whole or in part, an underwritten offering, the Company may require Eligible Securities requested to be registered pursuant to Article 4 to be included in such underwriting on the same terms and conditions as shall be applicable to the Other Securities being sold through underwriters under such registration. In such case, the holders of Eligible Securities on whose behalf Eligible Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement. Such agreement shall contain such representations and warranties by the Selling Investors and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Article 7.

5.3. Blackout Periods. (a) At any time when a registration statement filed pursuant to Article 3 relating to Eligible Securities is effective, upon written notice from the Company to Investors that the Company determines in the good faith judgment of the Board of Directors of the Company, with the advice of counsel, that Selling Investors’ sale of Eligible Securities pursuant to the registration statement would require disclosure of non-public material information the disclosure of which would have a material adverse effect on the Company (an “Information Blackout”), the Selling Investors shall suspend sales of Eligible Securities pursuant to such registration statement until the later of:

(X) (A) the date upon which such material information is disclosed to the public or ceases to be material or (B) 60 days after the Company makes such good faith determination, and

(Y) such time as the Company notifies the Selling Investors that sales pursuant to such registration statement may be resumed (the number of days from such suspension of sales by the Selling Investors until the day when such sales may be resumed hereunder is hereinafter called a “Sales Blackout Period”).

(b) Any delivery by the Company of notice of an Information Blackout during the 90 days immediately following effectiveness of any registration statement effected pursuant to Article 3 hereof shall give the Investors the right, by written notice to the Company within 10 Business Days after the end of such blackout period, to cancel such registration and obtain one additional registration right during such calendar year (a “Blackout Termination Right”) under Section 3.1(d).

(c) If there is an Information Blackout and the Investors do not exercise their cancellation right, if any, pursuant to (b) above, or, if such cancellation right is not available, the time period set forth in Section 5.1(b) shall be extended for a number of days equal to the number of days in the Sales Blackout Period.

5.4. Qualification for Rule 144 Sales. The Company will take all actions reasonably necessary to comply with the filing requirements described in Rule 144(c)(1) so as to enable the Investors to sell Eligible Securities without registration under the Securities Act and, upon the written request of any Investor, the Company will deliver to such Investor a written statement as to whether it has complied with such filing requirements.

ARTICLE VI

PREPARATION; REASONABLE INVESTIGATION

6.1. Preparation: Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Eligible Securities under the Securities Act, the Company will give the Selling Investors and the underwriters, if any, and their respective counsel and accountants, drafts of such registration statement for their review and comment prior to filing and such reasonable and customary access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Selling Investors and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act, subject in all cases to mutually acceptable confidentiality arrangements.

ARTICLE VII

INDEMNIFICATION AND CONTRIBUTION

7.1. Indemnification and Contribution. (a) In the event of any registration of any Eligible Securities hereunder, the Company will enter into customary indemnification arrangements to indemnify and hold harmless each Investor who exercises his registration rights hereunder and, to the extent applicable, its directors and officers, its partners, its trustees and each Person who controls any of such Persons, each Person who participates as an underwriter in the offering or sale of such securities, and each Person, if any, who controls such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities and expenses, joint or several, to which such Person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will promptly reimburse each such Person for any legal or any other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding, provided that (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus or final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Investors or such underwriter expressly for use in the registration statement and (ii) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, amendment or supplement, if such person did not receive a copy of the final prospectus (or prospectus as supplemented) from the underwriters at or prior to the confirmation of the sale of such Eligible Securities in any case where such delivery is required by the Securities Act and such statement was corrected therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Investors or any such Person and shall survive the transfer of such securities by the Investors. The Company also shall agree to provide provision for contribution as shall be reasonably requested by the Investors or any underwriters in circumstances where such indemnity is held unenforceable.

(b) The Selling Investors, by virtue of exercising their registration rights hereunder, agree and undertake to enter into customary indemnification arrangements to severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (a) of this Article 7) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each Person who participates as an underwriter in the offering or sale of such securities, each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, but only to the extent that such statement or omission was made in reliance upon and in conformity with written information furnished by such Selling Investors to the Company expressly for use in the registration statement and only to the extent of the amount of net proceeds received from the sale of such securities by the Selling Investors. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of the registered securities by the Selling Investors and the expiration of this Agreement. The Selling Investors also shall agree to provide provision for contribution as shall be reasonably requested by the Company or any underwriters in circumstances where such indemnity is held unenforceable.

(c) Indemnification and contribution similar to that specified in the preceding subdivisions of this Article 7 (with appropriate modifications) shall be given by the Company and the Selling Investors with respect to any required registration or other qualification of such Eligible Securities under any federal or state law or regulation of governmental authority other than the Securities Act.

ARTICLE VIII

BENEFITS OF REGISTRATION RIGHTS

8.1. Benefits of Registration Rights. Subject to the limitations of Sections 3.1 and 4.1, Investors and any Permitted Transferees of Eligible Securities may severally or jointly exercise the registration rights hereunder in such manner and in such proportion as they shall agree among themselves.